Exhibit 10.1

Domination and Profit-and-Loss Transfer Agreement
between

Diebold Holding Germany Inc. & Co. KGaA, Mergenthalerallee 10-12, 65760 Eschborn, Germany, registered in the commercial register (Handelsregister) at the Local Court (Amtsgericht) Frankfurt am Main (HRB 104287)
- „Diebold KGaA” -

and

Wincor Nixdorf Aktiengesellschaft, Heinz-Nixdorf-Ring 1,
33106 Paderborn, Germany, registered in the commercial register (Handelsregister) at the Local Court (Amtsgericht) Paderborn (HRB 6846)
- „Wincor Nixdorf AG” -

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1	Managerial Control

(1)
Wincor Nixdorf AG submits the managerial control (Leitung) of its company to Diebold KGaA. Diebold KGaA is accordingly entitled to issue instructions (Weisungen) to the management board of Wincor Nixdorf AG with regard to the managerial control of the company, generally and with regard to individual cases. Diebold KGaA is not entitled to issue the instruction to the management board of Wincor Nixdorf AG to amend, maintain or terminate this agreement.

(2)
The management board of Wincor Nixdorf AG is required to comply with the instructions of Diebold KGaA as specified in Article 1 para. 1 and in accordance with Section 308 of the German Stock Corporation Act (Aktiengesetz - “AktG”).

(3)	Any instructions require text form (Textform) or, if the instructions are issued orally, they shall be confirmed in text form without undue delay.

2 Transfer of Profit

(1)
Wincor Nixdorf AG undertakes to transfer its entire annual profit (Gewinnabführung) to Diebold KGaA. Subject to establishing or dissolving reserves in accordance with Article 2 para. 2 of this agreement below, the maximum amount permissible under Section 301 AktG, as amended from time to time, shall be transferred.

(2)
Wincor Nixdorf AG may, with consent of Diebold KGaA, allocate parts of its annual profit to other profit reserves if and to the extent permissible under commercial law and as economically justified by reasonable commercial judgement. If amounts are allocated to other profit reserves during the course of this agreement, these amounts may be withdrawn from the other profit reserves upon request of Diebold KGaA in text form and transferred as profit. Other reserves or profits carried forward from the period prior to the term of this agreement may neither be transferred as profit nor be used to compensate for any annual deficit.

(3)
The obligation to transfer the annual profit applies for the first time to the entire profits generated in the fiscal year of Wincor Nixdorf AG in which this agreement becomes effective according to Article 7 para. 2 of this agreement, and is in each case due upon approval of the respective annual financial statement of Wincor Nixdorf AG.

3 Assumption of Losses

(1)	Diebold KGaA is obliged towards Wincor Nixdorf AG to assume any losses (Verlustübernahme) in accordance with the provisions of Section 302 AktG in their entirety as amended from time to time.

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(2)
The obligation to assume any losses applies for the first time to the entire fiscal year of Wincor Nixdorf AG in which this agreement becomes effective according to Article 7 para. 2 of this agreement, and is in each case due at the end of the respective fiscal year of Wincor Nixdorf AG.

(3)
In the event that this agreement is ended during a fiscal year, and specifically in the event of termination for cause (wichtiger Grund), Diebold KGaA is required to assume the deficit by Wincor Nixdorf AG, as shown in the balance sheet to be drawn up for the date of effectiveness of the termination.

4 Compensation

(1)
Diebold KGaA guarantees that it will pay to outside shareholders of Wincor Nixdorf AG as adequate compensation a recurring cash compensation (“Recurring Compensation Payment” or “Recurring Compensation”) (Ausgleichszahlung or Ausgleich) for the term of this agreement.

(2)
The Recurring Compensation Payment amounts for each full fiscal year of Wincor Nixdorf AG for each no-par value bearer share in Wincor Nixdorf AG (Aktien ohne Nennbetrag), each with a notional value of €1.00, (each a “Wincor Nixdorf Share” and when taken together the “Wincor Nixdorf Shares”) to €3.13 gross (“Gross Compensation Amount”) less any amount of corporate income tax (Körperschaftsteuer) and solidarity surcharge (Solidaritätszuschlag) at the prevailing rate of these taxes for the relevant fiscal year (“Net Compensation Amount”), whereby this deduction is to be effected only on any portion of the Gross Compensation Amount from profits which are subject to German corporate income tax. When rounded to a full cent-amount in accordance with commercial practices, this portion amounts to €1.97 per Wincor Nixdorf Share. Based on the circumstances at the time of the conclusion of this agreement, this results in a Recurring Compensation of €2.82 for each Wincor Nixdorf Share for an entire fiscal year of Wincor Nixdorf AG. For the avoidance of doubt, it is agreed that any withholding tax (such as capital gains tax plus solidarity surcharge thereon) shall be withheld from the Net Compensation Amount to the extent required by statute. The Recurring Compensation Payment is due on the first banking day following the ordinary general shareholders’ meeting of Wincor Nixdorf AG for the respective preceding fiscal year but in any event within eight months following expiration of this fiscal year.

(3)	The Recurring Compensation Payment is first granted for the fiscal year of Wincor Nixdorf AG in which this agreement becomes effective according to Article 7 para. 2.

(4)
If this agreement ends during a fiscal year of Wincor Nixdorf AG or if Wincor Nixdorf AG establishes a short fiscal year (Rumpfgeschäftsjahr) during the effectiveness of this agreement, the Recurring Compensation is reduced to pro rata temporis for the relevant fiscal year.

(5)	If the share capital of Wincor Nixdorf AG is increased from the company’s own funds in exchange for the issuance of new shares, the Gross Compensation Amount per Wincor Nixdorf Share changes

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to such an extent that the total amount of the Gross Compensation Amount remains unchanged. If the share capital is increased by cash contributions and/or by contributions in kind, the rights under this Article 4 also apply for the shares subscribed to by outside shareholders for such capital increase. The beginning of each entitlement of new shares pursuant to this Article 4 follows the dividend entitlement set by Wincor Nixdorf AG when issuing new shares.

(6)
If appraisal proceedings are initiated pursuant to the German Act on Appraisal Proceedings (Spruchverfahrensgesetz - “SpruchG”) and the adjudicating court sets a legally binding higher Recurring Compensation Payment, the shareholders, even if they have already been compensated in accordance with Article 5, are entitled to demand a corresponding payment in addition to already received Recurring Compensation Payment. Likewise, all other outside shareholders will be treated in the same way if Diebold KGaA commits to a higher Recurring Compensation vis-à-vis an outside shareholder of Wincor Nixdorf AG in a court settlement to avoid or end appraisal proceedings.

5 Exit Compensation

(1)
Diebold KGaA undertakes upon demand of any outside shareholder of Wincor Nixdorf AG to purchase such shareholder’s Wincor Nixdorf Shares in exchange for a cash compensation (“Exit Compensation”) (Abfindung) in the amount of €55.02 for each Wincor Nixdorf Share.

(2)
The obligation of Diebold KGaA to acquire Wincor Nixdorf Shares is for a limited time. The time limitation period ends two months after the date on which the entry of the existence of this agreement in the commercial register at the registered seat of Wincor Nixdorf AG has been announced pursuant to Section 10 of the German Commercial Code (Handelsgesetzbuch - HGB). An extension of the time limitation period pursuant to Section 305 para. 4 sentence 3 AktG as a result of a motion for determination of the adequate Recurring Compensation or Exit Compensation by a court pursuant to Section 2 SpruchG remains unaffected; in this event, the time limitation period ends two months after the date on which the decision on the last motion ruled on has been announced in the Federal Gazette (Bundesanzeiger).

(3)
If the share capital of Wincor Nixdorf AG is increased from the company’s own funds in exchange for the issuance of new shares prior to the expiration of the time limitation period set forth in Article 5 para. 2 of this agreement, the Exit Compensation for each Wincor Nixdorf Share is reduced to such an extent that the total amount of the Exit Compensation remains unchanged. If the share capital of Wincor Nixdorf AG is increased prior to expiration of the time limitation period set forth in Article 5 para. 2 of this agreement by means of cash contributions and/or contributions in kind, the rights under this Article 5 also apply for the shares subscribed to by outside shareholders in such capital increase.

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(4)
If proceedings are initiated pursuant to Section 1 number 1 SpruchG and the court adjudicates a higher Exit Compensation, shareholders who have already received Exit Compensation can also require a corresponding supplement to the Exit Compensation already received. Similarly, all other outside shareholders of Wincor Nixdorf AG will be treated in the same way if Diebold KGaA commits to a higher Exit Compensation vis-à-vis a shareholder of Wincor Nixdorf AG in a settlement to avoid or end proceedings pursuant to Section 1 number 1 SpruchG.

(5)	The transfer of Wincor Nixdorf Shares in exchange for Exit Compensation is without charge to outside shareholders of Wincor Nixdorf AG, provided that they have a domestic securities deposit account.

6 Right to Information
Diebold KGaA is entitled to inspect the books and records of Wincor Nixdorf AG at any time. The management board of Wincor Nixdorf AG is required to supply Diebold KGaA at any time with all requested information on all matters relating to Wincor Nixdorf AG. Notwithstanding the rights agreed to above, Wincor Nixdorf AG is required to keep Diebold KGaA continuously informed on the business development, and, specifically, on material transactions.

7	Effectiveness and Term of this Agreement

(1)
This agreement requires for its effectiveness the consent of the general shareholders’ meeting of Wincor Nixdorf AG and the general shareholders’ meeting of Diebold KGaA as well as the consent of Diebold, Incorporated as general partner (persönlich haftende Gesellschafterin) of Diebold KGaA.

(2)	This agreement becomes effective upon registration of its existence in the commercial register at the registered seat of Wincor Nixdorf AG.

(3)
This agreement is concluded for an indefinite period of time. It can be terminated with a notice period of six months prior to the end of the fiscal year of Wincor Nixdorf AG. Subject to the provisions in Article 7 para. 4, this agreement can be ordinarily terminated for the first time as of the end of the fiscal year of Wincor Nixdorf AG that ends at least five years (Zeitjahre) (60 months) after the beginning of the fiscal year in which this agreement becomes effective.

(4)
Each party can terminate this agreement for cause (wichtiger Grund) without compliance with any notice period. Cause exists in particular if Diebold KGaA disposes of or contributes (Einbringung) its participation in Wincor Nixdorf AG, or in case of a merger (Verschmelzung), spin-off (Spaltung) or liquidation of Diebold KGaA or Wincor Nixdorf AG.

(5)
In the event of termination for cause (wichtiger Grund) without notice, this agreement lapses at the end of the date stated in the notice of termination provided that this is no earlier than the day on which notice of termination is served.

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(6)	If the agreement ends, Diebold KGaA must furnish security to the creditors of Wincor Nixdorf AG pursuant to Section 303 AktG.

(7)	Any notice of termination must be in writing.

8 Guarantee
Diebold, Incorporated with its seat in North Canton, Ohio, USA (“Diebold Inc.”) directly holds 100% of the limited partnership shares and therewith all shares in Diebold KGaA. Diebold Inc., in its capacity as personally liable partner (persönlich haftende Gesellschafterin) of Diebold KGaA, is not required to deposit contributions to Diebold KGaA. Diebold Inc. in its capacity as direct shareholder, has, without joining the agreement as a party, provided the guarantee attached for information purposes to this agreement as an annex. This guarantee is not part of this agreement. In this guarantee Diebold Inc. undertakes, without limitation and irrevocably, to ensure that Diebold KGaA will be financially equipped in a way that Diebold KGaA is at all times able to fulfil all its obligations arising from or in connection with this agreement completely and in time. This applies in particular to the obligation to assume losses pursuant to Section 302 AktG as amended. The contractual obligation assumed by Diebold Inc. pursuant to the two preceding sentences will only result in a payment obligation when and to the extent it is specifically foreseeable that Diebold KGaA will not be able to fully meet its obligations under or in connection with the Agreement when due. According to this guarantee, Diebold Inc. also undertakes towards the outside shareholders of Wincor Nixdorf AG irrevocably and in principle without limitation that Diebold KGaA fulfils all its obligations towards them arising from or in connection with this agreement completely and in time, in particular with respect to the payment of a Recurring Compensation Payment and the Exit Compensation. To that extent, the outside shareholders of Wincor Nixdorf AG have an own claim according to Section 328 para. 1 of the German Civil Code (Bürgerliches Gesetzbuch - “BGB”) directed at payment to Diebold KGaA under the guarantee. The liability of Diebold Inc. pursuant to the two aforementioned sentences under the guarantee shall only apply to the extent that Diebold KGaA does not fulfil its obligations towards the outside shareholders of Wincor Nixdorf AG arising from or in connection with this agreement completely and in time and Diebold Inc. does not comply with the obligation to equip Diebold KGaA described above.

9	Miscellaneous

(1)
To the extent a provision of this agreement is or becomes invalid or impracticable in full or in part, or if this agreement does not contain a necessary provision, the validity of the remaining provisions of this agreement shall not be affected. In place of the invalid or impracticable provision, or in order

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to remedy an omission in this agreement, an appropriate provision shall apply which corresponds as far as legally permissible to what the parties intended or would have intended in accordance with the intent and purpose of this agreement if they had been aware of the provision. Furthermore, when interpreting this agreement, the income tax provisions for recognition of a fiscal unity, especially Sections 14 to 19 of the German Corporate Income Tax Act (Körperschaftsteuergesetz) as amended shall be taken into account.

(2)
The parties explicitly declare that the present agreement is not intended to form a legal unity (Section 139 BGB) with the guarantee attached to this agreement as annex for information purposes only and other legal transactions or agreements effected or concluded between the parties or between Wincor Nixdorf AG and Diebold Inc. in the past or which may be effected or concluded between the parties or Wincor Nixdorf AG and Diebold Inc. in the future.

(3)	Amendments and supplements to this agreement must be in writing to be effective. This specifically also applies to this clause requiring written form. The provisions of Section 295 AktG apply.

(4)	As far as legally permissible, Paderborn is the place of performance for reciprocal obligations and the exclusive legal venue.

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BY MUTUAL CONSENT TO THE DOMINATION AND PROFIT-AND-LOSS TRANSFER AGREEMENT:
On behalf of Diebold Holding Germany Inc. & Co. KGaA
Place:    Paderborn
Date:    September 26, 2016
signed
Christopher A. Chapman
as Chief Financial Officer (CFO) of Diebold, Incorporated in its capacity as General Partner of Diebold Holding Germany Inc. & Co. KGaA

BY MUTUAL CONSENT TO THE DOMINATION AND PROFIT-AND-LOSS TRANSFER AGREEMENT:
On behalf of Wincor Nixdorf Aktiengesellschaft:
Place:    Paderborn
Date:    September 26, 2016

signed Eckard Heidloff	signed Dr. Jürgen Wunram
President and Chief Executive Officer (CEO) of Wincor Nixdorf Aktiengesellschaft	Member of the Management Board and Deputy Chief Executive Officer (CEO) of Wincor Nixdorf Aktiengesellschaft
signed Olaf Heyden
Member of the Management Board of Wincor Nixdorf Aktiengesellschaft

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Annex: Guarantee by Diebold, Incorporated

North Canton, August 16, 2016

Wincor Nixdorf Aktiengesellschaft
Heinz-Nixdorf-Ring 1
33106 Paderborn
Germany
Guarantee (Patronatserklärung)
Diebold Holding Germany Inc. & Co. KGaA, Mergenthalerallee 10-12, 65760 Eschborn, Germany, registered in the commercial register (Handelsregister) at the Local Court (Amtsgericht) Frankfurt am Main under company number HRB 104287 (“Diebold KGaA”), intends to enter into a domination and profit-and-loss transfer agreement (“Agreement”) (Beherrschungs- und Gewinnabführungsvertrag) with Wincor Nixdorf Aktiengesellschaft, Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany, registered in the commercial register at the Local Court Paderborn under company number HRB 6846 (“Wincor Nixdorf”), with Wincor Nixdorf as the controlled and profit transferring company. Diebold, Incorporated, a stock corporation incorporated and operating under the laws of Ohio, USA, with its registered office in North Canton, Ohio, USA (“Diebold Inc.”), directly holds 100% of the limited partnership shares and therewith all shares in Diebold KGaA. Diebold Inc. in its capacity as general partner (persönlich haftende Gesellschafterin) of Diebold KGaA, is not required to deposit contributions to Diebold KGaA. Diebold Inc. hereby makes the following declarations without joining the Agreement as a party:

1.
Diebold Inc. irrevocably undertakes without limitation to procure that Diebold KGaA will have sufficient financial means which enable Diebold KGaA at any time to meet all of its obligations arising from or in connection with the Agreement in full when they become due. This applies in particular to the obligation to assume losses pursuant to Section 302 of the German Stock Corporation Act (Aktiengesetz - AktG) as amended. The contractual obligation assumed by Diebold Inc. pursuant to the two preceding sentences will only result in a payment obligation when and to the extent it is

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specifically foreseeable that Diebold KGaA will not be able to fully meet its obligations under or in connection with the Agreement when due.

2.
Diebold Inc. irrevocably guarantees without limitation vis-à-vis the outside shareholders of Wincor Nixdorf that Diebold KGaA will fulfill all its obligations towards them arising from or in connection with the Agreement in full when they become due, in particular with respect to a recurring compensation payment (Ausgleichszahlung) and the cash exit compensation (Abfindung). To this extent, outside shareholders of Wincor Nixdorf have an own right pursuant to Section 328 para. 1 of the German Civil Code (Bürgerliches Gesetzbuch - BGB) to demand payment to Diebold KGaA. The liability of Diebold Inc. pursuant to the two preceding sentences does, however, only apply to the extent Diebold KGaA does not fulfil its obligations toward the outside shareholders of Wincor Nixdorf arising from or in connection with the Agreement in full when they become due and to the extent Diebold Inc. does not comply with its obligation to procure Diebold KGaA with sufficient financial means pursuant to Section 1 of this Guarantee.

3.
This Guarantee is subject to the laws of the Federal Republic of Germany. To the extent legally possible, Diebold Inc. hereby subjects itself with regard to any disputes and claims under or in connection with this Guarantee to the jurisdiction of German courts with the courts of Paderborn having regional jurisdiction. In this context, Diebold Inc. acknowledges the enforceability of legally binding (rechtskräftig) decisions of German courts. Diebold KGaA, Att. the Management, Mergenthalerallee 10-12, 65760 Eschborn, Germany shall be the agent for services of process (Zustellungsbevollmächtigte) in Germany for all proceedings under or in connection with this Guarantee.

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SIGNATURE PAGE TO THE GUARANTEE (PATRONATSERKLÄRUNG): On behalf of Diebold, Incorporated:
Place:	North Canton, Ohio
Date:
signed Christopher A. Chapman
as Chief Financial Officer (CFO) of Diebold, Incorporated

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